Exhibit 99.1

FOR IMMEDIATE RELEASE

iSatori Announces Preliminary Financial Results for First Fiscal Quarter 2015;

Expects to Report Positive Net Income

GOLDEN, CO--(MarketWired – April 22, 2015) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, today announced preliminary financial results for its first fiscal year quarter ended March 31, 2015.

The Company is providing certain preliminary estimates of the results of operations that it expects to report for the first fiscal quarter of 2015. The financial results provided in this release are prior to the completion of the review by iSatori’s external auditor and therefore are subject to change.

Total revenue, after discounts, trade promotions, and retail allowances, is estimated to be approximately $3.4 million for the first fiscal quarter ended March 31, 2015 compared to $3.2 million for the same quarter prior year. Further, a positive net income is estimated to be reported in the Company’s forthcoming first fiscal quarter 10Q SEC filing on or before May 14, 2015.

Sales of the Company’s products at the point of sale in retail (POS), which is a critical business metric as it reflects consumer demand, was positive. The total units and dollars of the Company’s products sold for the first quarter ended March 31, 2015 were up significantly through retailers GNC (sports division) and Bodybuilding.com and wholesale distributor Europa Sports compared to the same period last year. Sports fitness products like Bio-Gro™ remain a key focus of the Company’s continued growth strategies.

“We are pleased with the hard work our sales and marketing teams are delivering already this year so far,” commented Rick Anderson, EVP Sales of iSatori (www.isatori.com). “The unit volume for growth is primarily derived from the Company’s category-creating Bio-Gro™ bio-active peptides product innovation and our newly fortified products, Pre-Gro™ and Hyper-Gro™ that also contain Bio-Gro™. As a result, we have experienced a backlog of orders placed, though not shipped, for our newer products.”

In addition, in February 2015, the Company shipped the opening orders of its Energize 28-count tablet to CVS Health drugstores. The Company also received initial purchase orders for their Energize product in February, which would expand distribution in Rite-Aid drugstores from partial to full national U.S. distribution. This customer acquisition will increase iSatori's retail footprint by more than 11,000 retail stores domestically, thereby increasing the Company's ACV (all commodity volume, a measure of maximum retail distribution volume) to its already obtained retail distribution outlets such as Walmart, Walgreens, Super Value, Meijer, and other food, drug, and mass retailers.

Stephen Adele, Chief Executive Officer of iSatori, commented, “During the first quarter of 2015, we undertook a number of important steps to bring our business back to profitability. We streamlined our business operations, eliminated stagnant products, and focused on driving consumer demand for our products. As a result, our team delivered good financial results we are confident can continue to translate into revenues and earnings for our shareholders.”

iSatori will issue a press release with full financial results for the fiscal quarter on or before May 14, 2015, which can be accessed on the iSatori’s website under the "Investor Relations" section.

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About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at www.isatori.com.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Contacts
Self & Associates
Trudy M. Self
Investor Relations
909.336.5685
Email contact